EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61809, 333-64090, 333-52369, 333-52360-01, 333-52360-02, 333-120076) and Form S-8 (File Nos. 33-40878, 333-52468, 333-25945-99, 002-91384-99, 003-59739-99, 333-101524, 333-119308) of Foster Wheeler Ltd. of our report dated March 30, 2005, except for the first paragraph of Note 2, as to which the date is May 20, 2005, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

We also hereby consent to the incorporation by reference in the above Registration Statements of our reports dated March 30, 2005, except for the first paragraph of Note 3, as to which the date is May 20, 2005, relating to the consolidated financial statements of:

•	Foster Wheeler Holdings Ltd. and Subsidiaries;

•	Foster Wheeler LLC and Subsidiaries.

We also hereby consent to the incorporation by reference in the above Registration Statements of our reports dated March 30, 2005 relating to the consolidated financial statements of:

•	Foster Wheeler International Holdings, Inc. and Subsidiaries;

•	Foster Wheeler International Corporation and Subsidiaries;

•	Foster Wheeler Europe Limited and Subsidiaries;

•	Financial Services S.a.r.l. and Subsidiary;

•	FW Netherlands C.V. and Subsidiaries;

•	FW Hungary Licensing Limited Liability Company,

which also appear in this Form 10-K/A.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 20, 2005